CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Conseco, Inc. on Form S-8 (File No. 333-00000), of our reports dated March 14, 1997 on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, included in the Annual Report on Form 10-K.


                                                  /s/ COOPERS & LYBRAND L.L.P.
                                                  ----------------------------
                                                  COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
July 31, 1997